EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Nancy E. Pecota, Chief Financial Officer and Chief Accounting Officer, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of VIVUS, Inc. for the year ended December 31, 2015; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Nancy E. Pecota
Nancy E. Pecota
Vice President, Finance and Chief Financial Officer

Dated: May 9, 2016